EXHIBIT 99.2
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders
Co-eXprise, Inc.
Pittsburgh, Pennsylvania
We have audited the accompanying energy procurement business balance sheets of Co-eXprise, Inc. as of December 31, 2010 and 2009, and the related statements of operations, retained earnings (deficit), and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the energy business financial statements referred to above present fairly, in all material respects, the financial position of the energy procurement business of Co-eXprise, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Alpern Rosenthal
November 28, 2011
Pittsburgh, Pennsylvania

CO-EXPRISE, INC.
Energy Procurement Business Balance Sheets

	June 30,
	2011	Year Ended December 31,
	(Unaudited)	2010	2009

ASSETS

Unbilled accounts receivable	$476,618	$362,309	$158,817
Due from Co-eXprise Technology Division	502,312	—	—

Total Assets	$978,930	$362,309	$158,817

LIABILITIES AND RETAINED EARNINGS (DEFICIT)

Current Liabilities
Accounts payable	$—	$1,250	$109
Accrued expenses	3,198	—	62,555
Accrued commisions	11,875	10,142	22,009
Deferred revenue	18,151	18,151	—
Due to Co-eXprise Technology Division	—	179,363	338,697

Total Current Liabilities	33,224	208,906	423,370

Deferred Revenue	15,329	24,404	—

Retained Earnings (Deficit)	930,377	128,999	(264,553)

Total Liabilities and Retained Earnings (Deficit)	$978,930	$362,309	$158,817

The accompanying notes are an integral part of these financial statements.

CO-EXPRISE, INC.
Energy Procurement Business Statements of Operations

	Six Months Ended June 30,
	2011	2010	Year Ended December 31,
	(Unaudited)	(Unaudited)	2010	2009

Net Revenues	$1,109,713	$1,048,951	$2,131,228	$2,439,347

Cost of Revenue
Labor	33,435	122,654	204,050	479,691
Other	3,660	5,068	7,716	14,085

	37,095	127,722	211,766	493,776

Gross Profit	1,072,618	921,229	1,919,462	1,945,571

Operating Expenses
Labor	176,253	565,662	958,100	1,363,219
General and administrative	80,737	158,447	349,508	421,552
Research and development	—	103,418	152,904	237,118
Travel	1,326	19,432	31,725	63,612
Marketing	4,513	11,318	14,406	85,008

	262,829	858,277	1,506,643	2,170,509

Income (Loss) From Operations	809,789	62,952	412,819	(224,938)

Other Expense	8,411	18,839	19,267	39,615

Net Income (Loss)	$801,378	$44,113	$393,552	$(264,553)

The accompanying notes are an intergral part of these financial statements.

CO-EXPRISE, INC.
Energy Procurement Business Statements of Retained Earnings (Deficit)

	Six Months Ended
	June 30, 2011	Year Ended December 31,
	(Unaudited)	2010	2009

Balance — Beginning of period	$128,999	$(264,553)	$—

Net income (loss)	801,378	393,552	(264,553)

Balance — End of period	$930,377	$128,999	$(264,553)

The accompanying notes are an integral part of these financial statements.

CO-EXPRISE, INC.
Energy Procurement Business Statements of Cash Flows

	Six Months Ended June 30,
	2011	2010	Year Ended December 31,
	(Unaudited)	(Unaudited)	2010	2009

Cash Provided by (Used for) Operating Activities
Net income (loss)	$801,378	$44,113	$393,552	$(264,553)
Adjustments to reconcile net income (loss) to net cash used for operating activities
Changes in
Unbilled accounts receivable	(114,309)	(181,365)	(203,492)	39,098
Accounts payable	(1,250)	4	1,141	109
Accrued commissions	1,733	3,982	(11,867)	(5,627)
Accrued expenses	3,198	(62,555)	(62,555)	62,555
Deferred revenue	(9,075)	43,470	42,555	—
Due to (from) Co-eXprise Technology Division	(681,675)	152,351	(159,334)	168,418

Net Cash Used for Operating Activities	—	—	—	—

Cash — Beginning and end of period	$—	$—	$—	$—

The accompanying notes are an intergral part of these financial statements.

CO-EXPRISE, INC.
Notes to the Energy Procurement Business Financial Statements
Note 1 — Summary of Significant Accounting Policies
A. Business Description
Co-eXprise, Inc. (the Company) was incorporated in Delaware in July 2004. The Company provides software as a service sourcing technology and an energy procurement solution that helps enable its customers to manage their commodity purchases.
In September 2011, the Company sold its energy procurement business, which consisted solely of customer contracts and relationships, to World Energy Solutions, Inc. for $4,000,000.
The accompanying energy procurement business financial statements include only the results of the energy procurement business prior to the sale.
B. Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
C. Accounts Receivable
Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. No allowance was deemed to be necessary at June 30, 2011, December 31, 2010 and 2009.
D. Revenue and Cost Recognition
The Company earns a monthly transaction fee on energy sales contracted through its reverse online auction platform from each energy consumer. Transaction fees are based on the energy usage transacted between the supplier and consumer multiplied by the contractual transaction rate.
The Company records monthly transaction fees on a three-month lag basis based on the estimated amount of energy delivered to the consumers. The Company develops its estimates based on historical usage data obtained from the supplier prior to auction execution.
Upon the completion of each consumer purchase contract, the Company adjusts the estimated accounts receivable and revenue to reflect actual payments received. Differences between estimated and actual revenue have been within management’s expectations and have not been material to date.

Note 1 — Summary of Significant Accounting Policies (Continued)
D. Revenue and Cost Recognition (Continued)
The Company does not invoice its energy suppliers for monthly transaction fees and, therefore, reports its receivables as unbilled. Unbilled accounts receivable represents management’s best estimate of energy provided by the suppliers to the consumers for a specific time period at contracted transaction rates.
Deferred revenue represents payments from energy suppliers in advance of the energy being consumed.
The cost of revenue consists of the direct expenses the Company incurs to execute a consumer purchase contract. These identifiable costs include the cost of labor, travel, and all other costs directly associated with completing the consumer purchase contract.
Three customer balances represented approximately 51% and 63% of gross accounts receivable at December 31, 2010 and 2009. Revenues from one of these customers represented approximately 17% of total revenues in 2010 and 14% in 2009.
In addition, three supplier balances represented approximately 62% and 64% of gross accounts receivable at December 31, 2010 and 2009. Revenues from three suppliers represented approximately 62% of total revenues in 2010 and 55% in 2009.
E. Operating Expenses
Operating expenses are comprised of all other indirect costs necessary to operate the energy procurement business. Operating expenses include labor and other costs related to sales and marketing, research and development, and general and administrative expenses.
Management was not able to directly identify the research and development expenses or the general and administrative expenses of the energy business. Accordingly, management estimated that 25% of the total research and development expenses incurred by the Company should be allocated to the energy business for the period from January 1, 2009 to November 30, 2010 based on technology projects in development during this period. Management determined that no research and development expenses should be allocated to the energy procurement business after November 30, 2010 due to the Company’s focus on the sourcing technology business in those periods prior to the sale.
General and administrative expenses were allocated to the energy procurement business based on the ratio of energy revenue to the Company’s total revenue. Energy revenue as a percentage of the Company’s total revenue was approximately 50% in 2011, 2010 and 2009, respectively. Accordingly, management allocated 50% of total general and administrative expenses to the energy procurement business for all periods presented in the statements of operations.

Note 1 — Summary of Significant Accounting Policies (Continued)
F. Income Taxes
The Company provides for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax reporting. The deferred tax assets or liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.
There is no current provision for income taxes for the periods ended June 30, 2011 and 2010 and December 31, 2010 and 2009 as a result of net operating losses of the Company.
The Company has provided an allowance for the entire amount of the potential deferred tax asset at June 30, 2011, and December 31, 2010 and 2009 because of uncertainty about realizability.
G. Subsequent Events
Management evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through November 28, 2011, the day the financial statements were approved and authorized for issue.
In September 2011, the Company sold its energy procurement business, which consisted solely of customer contracts and relationships, to World Energy Solutions, Inc. for $4,000,000.
Note 2 — Due to (from) Co-eXprise Technology Division
The energy procurement business of the Company was operated as a division prior to the sale to World Energy Solutions, Inc. Accordingly, certain separate accounting records, including cash and equity accounts, were not maintained on a separate divisional basis. Therefore, the accompanying balance sheets for the energy procurement business presents amounts due to or from the Company’s technology division for the amount of cash and equity (deficit) that the energy procurement division contributed to the entire Company as of and for the periods ended June 30, 2011 and December 31, 2010 and 2009.